Exhibit 5.11

313.465.7000 Fax: 313.465.8000

December 20, 2019

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Re:

Issuance of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”), being registered pursuant to the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Registration Statement”, in exchange for up to $392,768,073 aggregate principal amount of outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”), and unconditional guarantees of payment of the New Notes (the “Guarantees”) being given by the three addressees hereof and the other Subsidiary Guarantors (as such term is defined below), also being registered pursuant to the Registration Statement, to be issued under the Indenture (the “Indenture”) dated as of June 24, 2019 between StoneMor Partners, L.P., a Delaware limited partnership (the “Partnership” and West Virginia Subsidiary, Inc., a West Virginia corporation, and, together with the Partnership, the Issuers”), the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee (in such capacity, “Trustee”) and as Collateral Agent for the Noteholder Parties, as defined in the Indenture.

Ladies and Gentlemen:

We have acted as special counsel to the addressees hereof, as more fully identified on Exhibit A hereto (each, individually, sometimes referred to as a “Local Entity”, and, collectively, as the “Local Entities”), in connection with the preparation and filing of the Registration Statement with the United States Securities and Exchange Commission (the “Commission”).

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

I.	DOCUMENTS AND MATERIALS EXAMINED

In providing these opinions, we have examined the following documents and materials, all of which are dated as of the date hereof unless otherwise stated:

A.    The Indenture.

B.    The Notes

C.    The Master Secretary’s Certificate.

D.    The Unanimous Written Consent of the Board of Directors of StoneMor GP LLC, as General Partner of StoneMor Partners, L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries in Lieu of Special Meetings.

E.    The organizational documents, filings and certificates, including Certificates of Good Standing, of the Local Entities identified on Exhibit B (the “Organizational Documents”).

F.    Legal Opinion of Honigman LLP dated June 27, 2019 addressed to Trustee (the “June, 2019 Opinion”).

The documents described in this Section I are sometimes collectively referred to as the “Documents.”

II.	ASSUMPTIONS

In rendering the opinions set forth in Section III hereof, we have relied upon the following assumptions (none of which we have independently investigated or verified):

A.    The Documents submitted to us as originals are authentic, true, accurate and complete, the Documents submitted to us as copies conform to original documents which are themselves authentic, true, accurate and complete, and the factual matters asserted therein were true, accurate and complete when asserted and remain true, accurate and complete as of the date hereof. All Documents have been executed and delivered in the respective forms most recently reviewed by us, except that all blanks have been properly filled in and all exhibits have been attached. All signatures on the Documents are genuine, and all individual signatures have the requisite legal capacity.

B.    There are no agreements or understandings among the parties not set forth in the Documents that would modify the terms of the Documents or the rights or obligations of the parties thereunder.

C. The Assumptions set forth in the June, 2019 Opinion were true at the time of issuance of the June, 2019 Opinion and remain true on the date hereof.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

33123895.4

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

III.	OPINIONS

Based upon our review of the Documents and upon the assumptions set forth in Section II, and subject to the exceptions and limitations set forth in Section IV, it is our opinion that:

A.    StoneMor Michigan and StoneMor Michigan Sub are validly existing Michigan limited liability companies, each in good standing in Michigan.

B.    Chapel Hill is a validly existing Michigan corporation, in good standing in Michigan.

C.    As of the date of the Indenture the Local Entities had the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver the Indenture, and as of the date hereof the Local Entities have the requisite corporate or limited liability company power and authority, as applicable, to perform their respective obligations thereunder.

D.    As of the date of the Indenture, the Local Entities were duly authorized to execute and deliver the Indenture and to perform of their respective obligations thereunder (including their respective Guarantees as provided therein).

IV.	EXCEPTIONS AND LIMITATIONS

The foregoing opinions are subject to the following exceptions and limitations:

A.    Any limitations imposed by and the effect of all applicable bankruptcy, fraudulent transfer or conveyance, reorganization, insolvency, moratorium or similar laws at any time generally in effect with respect to the enforcement of creditors’ rights.

B.    No opinion is given with respect to enforceability.

C.    No opinion is given with respect to the effect of any state or federal securities, tax, ERISA, pension or employee benefit, trade regulation, antitrust, insurance, banking regulation, or truth-in-lending or other consumer protection laws or regulations which may be applicable to this transaction.

D.    No opinion is given as to matters of title, priority, attachment or perfection, with respect to any real or personal property or as to any mortgage, lien or security interest therein.

E.    These opinions are based solely on the laws of Michigan without regard to conflicts of laws principles, and no opinion is given with respect to the laws of any other jurisdiction. For purposes of these opinions, “law” or “laws” means the statutes, the judicial and administrative decisions, and the rules and regulations of the governmental agencies of the

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

33123895.4

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

applicable jurisdiction, but excluding the statutes and ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing.

F.    These opinions are given solely to you and solely in connection with this transaction and may not be relied upon by any other person or entity or in connection with any other matter, except that notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder by the Commission.

G.    These opinions are given only as of the date hereof and do not contemplate, and no opinion is given with respect to, future events or subsequent changes in law or fact.

Very truly yours,

/s/ Honigman LLP

HONIGMAN LLP

MRM/REW/gxg

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

33123895.4

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

EXHIBIT A

Local Entities

1.	StoneMor Michigan LLC, a Michigan limited liability company (“StoneMor Michigan”).

2.	StoneMor Michigan Subsidiary LLC, a Michigan limited liability company (“StoneMor Michigan Sub”).

3.	Chapel Hill Associates, Inc., a Michigan corporation (“Chapel Hill”).

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

33123895.4

Chapel Hill Associates, Inc.

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

c/o StoneMor Partners L.P.

December 20, 2019

EXHIBIT B

Organizational Documents

With respect to StoneMor Michigan:

Articles of Organization of StoneMor Michigan filed with the Michigan Department of Labor & Economic Growth (now known as the Department of Licensing & Regulatory Affairs) (the “Department”) on January 9, 2006, certified by the Director of the Corporations, Securities and Commercial Licensing Bureau of the Department (the “Director”) to be a true copy of the record on file with the Department as of December 13, 2019.

Good Standing Certificate for StoneMor Michigan issued by the Director on December 13, 2019.

Operating Agreement of StoneMor Michigan executed January 9, 2006.

With respect to StoneMor Sub:

Articles of Organization of StoneMor Michigan Sub filed with the Department on January 9, 2006, certified by the Director to be a true copy of the record on file with the Department as December 13, 2019.

Good Standing certificate for StoneMor Michigan Sub issued by the Director on December 13, 2019.

Operating Agreement of StoneMor Michigan Sub executed January 9, 2006.

With respect to Chapel Hill:

Articles of Incorporation of Chapel Hill originally signed May 31, 1955 and filed with the Kent County, Michigan Clerk, certified by the Kent County Clerk to be on file in the Clerk’s office on December 14, 1961, together with various later amendments and certificates, certified by the Director to be a true copy of the record on file with the Department as of December 13, 2019.

Good Standing Certificate for Chapel Hill issued by the Director on December 13, 2019.

Certificate as to the documents on file for Chapel Hill issued by the Director on December 13, 2019.

Bylaws of Chapel Hill.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

33123895.4